Exhibit 1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13D (the “Schedule 13D”), filed by the undersigned with respect to Ordinary Shares, par value CHF 0.05 per share, of SOPHiA GENETICS SA is filed, and all amendments thereto will be filed, on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, and that this Joint Filing Agreement (this “Agreement”) shall be included as an Exhibit to the Schedule 13D.  Each of the undersigned agrees to be responsible for the timely filing of the Schedule 13D, and for the completeness and accuracy of the information concerning itself contained therein.  This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 10th day of January 2023.

AMOON GROWTH FUND LIMITED PARTNERSHIP BY: AMOON GROWTH FUND G.P. LIMITED PARTNERSHIP, ITS GENERAL PARTNER BY: AMOON GENERAL PARTNER LTD., ITS GENERAL PARTNER

By:	/s/ Dr. Yair C. Schindel
Name: Dr. Yair C. Schindel Title: Director

AMOON GROWTH FUND G.P. LIMITED
PARTNERSHIP
BY:  AMOON GENERAL PARTNER LTD., ITS
GENERAL PARTNER

By:	/s/ Dr. Yair C. Schindel
Name: Dr. Yair C. Schindel Title: Director

AMOON GENERAL PARTNER LTD.

By:	/s/ Dr. Yair C. Schindel
Name: Dr. Yair C. Schindel Title: Director

AMOON EDGE FUND . LIMITED PARTNERSHIP
BY:  AMOON EDGE GP LTD., ITS GENERAL
PARTNER

By:	/s/ Dr. Yair C. Schindel
Name: Dr. Yair C. Schindel Title: Director

AMOON EDGE GP LTD.

By:	/s/ Dr. Yair C. Schindel
Name: Dr. Yair C. Schindel Title: Director

HILLIYON HOLDINGS LTD.

By:	/s/ Dr. Yair C. Schindel
Name: Dr. Yair C. Schindel Title: Director

BERKO CAPITAL LTD.

By:	/s/ Dr. Tomer Berkovitz
Name: Dr. Tomer Berkovitz Title: Director

DR. YAIR C. SCHINDEL

By:	/s/ Dr. Yair C. Schindel

DR. TOMER BERKOVITZ

By:	/s/ Dr. Tomer Berkovitz